UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Abby Mayer, 816.860.1685

UMB Financial Corporation Reports First Quarter 2009 Earnings of $22.6 million or Diluted Earnings per Share of $0.55

Selected financial highlights:

· Total deposits increased 17.4 percent · Total loans grew $193 million to $4.3 billion· Net interest income increased 16.8 percent· Net charge-offs of 0.40 percent of average loans · Tier 1 capital ratio remains strong at 13.9 percent

Kansas City, Mo. (April 21, 2009) – UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, announced earnings for the three months ended March 31, 2009 of $22.6 million or $0.56 per share ($0.55 diluted). This is a decrease of $9.8 million, or 30.1 percent, compared to first quarter 2008 earnings of $32.4 million or $0.79 per share ($0.78 diluted).

Excluding the Visa-related transactions in the first quarter of 2008, net income for the first quarter of 2009 decreased $1.5 million, or 6.2 percent, compared to the same period in 2008. A table reconciling GAAP net income for these items is included with this release.

“2009 is off to a good start for UMB, especially in light of the continued pressure in the overall markets and economy,” commented Mariner Kemper, Chairman and CEO of UMB Financial Corporation. “We are finding tremendous opportunities to grow our franchise. We continue to make loans to new and existing customers. Earnings are down modestly for the first quarter, due primarily to two external forces impacting the industry: continued volatility in the equity markets and a sustained low interest rate environment causing pressure on net interest margin. In spite of all this, by focusing on the things we can control – growing our fee businesses, maximizing efficiencies, growing loans and deposits, managing our capital base and delivering the unparalleled customer experience –we are well positioned to ride out the storm. We continue to run the company for the long term, rather than for the quarter.”

Net Interest Income and Margin

Net interest income for the first quarter of 2009 increased $10.8 million, or 16.8 percent, compared to the same period in 2008 due primarily to a higher volume of average earning assets. Average earning assets increased by $1.7 billion, or 21.7 percent, compared to the first quarter of 2008. This increase was due to a $333.3 million, or 8.2 percent, increase in average loans and a $1.4 billion, or 42.8 percent, increase in total securities, including trading securities. Net interest margin decreased 11 basis points to 3.39 percent for the three months ended March 31, 2009 compared to the same quarter in 2008. The net interest margin decrease was a result of a 43 basis point reduction in the benefit of interest-free funds over the first quarter of 2008.

Noninterest Income and Expense

Noninterest income decreased $16.1 million, or 18.9 percent, for the three months ended March 31, 2009 compared to the same period in 2008. Trust and securities processing income decreased $6.3 million, or 20.3 percent, for the three months ended March 31, 2009 compared to the same period in 2008. This decrease was primarily due to a $2.2 million, or 25.2 percent, decrease in fee income from UMB Scout Funds and a $3.5 million, or 29.2 percent, decrease in fund administration and custody services. In the first quarter of 2008, an $8.9 million gain was recognized on the mandatory partial redemption of the company’s holdings of Class B shares of Visa. This redemption was part of Visa’s initial public offering. Excluding this redemption gain on the Visa transaction, noninterest income decreased 9.5 percent.

“The wild ride for U.S. domestic and international equity markets continued in the first quarter of 2009, and we believe this will continue throughout the year. These unprecedented times have negatively impacted income from our Asset Management and Fund Services businesses. However, we will continue to invest in these businesses because we like the business model and expect them to drive a strong, reliable earnings stream over the long term,” said Peter deSilva, President and Chief Operating Officer. “During the first quarter, we acted quickly on several market opportunities to add high caliber associates across UMB and will continue to do so as opportunities present themselves. Our Healthcare Services business continues to be a strong performer, with deposits and assets growing 38.1 percent during the quarter.”

Non-interest expense increased $7.4 million, or 7.5 percent, for the three months ended March 31, 2009 compared to the same period in 2008. Salary expense increased by $3.0 million, or 5.4 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Bankcard expense increased $1.1 million, or 38.5 percent, primarily due to an increase in card administration fees. Processing fees decreased $0.7 million, or 8.8 percent, due to decreased third-party custodian fees related to international transactions from mutual fund clients and fees paid by the advisor to third-party distributors of the UMB Scout Funds. Marketing and business development expense decreased $0.7 million, or 18.0 percent, due to several strategic campaigns initiated in 2008 designed to acquire new customers and ensure existing customer confidence. A reduction of the covered litigation provision of $4.0 million related to the Visa covered litigation escrow established through the Visa IPO was recorded in the first quarter of 2008. Excluding this transaction, noninterest expense increased 3.3 percent.

Balance Sheet

Average total assets for the three months ended March 31, 2009 were $10.2 billion compared to $8.7 billion for the same period in 2008, an increase of $1.5 billion, or 17.9 percent. Average earning assets increased by $1.7 billion for the period, or 21.7 percent.

Actual loan balances on March 31, 2009 were $4.3 billion, compared to $4.1 billion on March 31, 2008. These balances were as follows:

				Percent
Loans by Category (in thousands)	March 31, 2009	March 31, 2008	Change	Change
Commercial, financial and agricultural	$2,060,464	$2,009,749	$50,715	2.5%
Real estate construction	95,605	81,545	14,060	17.2%
Consumer	517,100	714,623	(197,523)	(27.6)%
Real estate	1,624,979	1,301,782	323,197	24.8%
Leases	8,621	6,110	2,511	41.1%

Loans before loans held for sale	4,306,769	4,113,809	192,960	4.7%

Loans held for sale	34,799	18,262	16,537	90.6%

Total loans and loans held for sale	$4,341,568	$4,132,071	$209,497	5.1%

Nonperforming loans increased to $14.6 million at March 31, 2009 from $5.1 million at March 31, 2008. As a percentage of total loans, nonperforming loans increased to 0.34 percent of loans as of March 31, 2009 compared to 0.12 percent at March 31, 2008. Nonperforming loans are defined as nonaccrual loans and restructured loans. By comparison, the industry average for nonperforming loans as of December 31, 2008 was 2.92 percent. The company’s allowance for loan losses totaled

$54.0 million, or 1.25 percent of loans before loans held for sale as of March 31, 2009 compared to $47.5 million, or 1.15 percent of total loans as of March 31, 2008.

For the three months ended March 31, 2009, average securities, including trading securities totaled $4.6 billion. This is an increase of $1.4 billion, or 42.8 percent, from the same period in 2008. Average federal funds sold and resell agreements for the first quarter decreased $419.2 million, or 82.9 percent, from the same period in 2008 to $86.5 million.

Average total deposits increased $1.3 billion, or 20.6 percent, to $7.4 billion for the three months ended March 31, 2009 compared to the same period in 2008. The increase in deposits came primarily from our public funds, mutual funds, treasury management accounts, and personal accounts. Average savings accounts increased $585.9 million for the three months ended March 31, 2009 as compared to 2008. Average money market accounts increased by $231.4 million, or 18.8 percent, in 2009 as compared to 2008. Average noninterest-bearing demand deposits increased $418.8 million, or 22.9 percent, compared to 2008. Total deposits as of March 31, 2009 were $7.6 billion, compared to $6.5 billion at March 31, 2008, a 17.4 percent increase.

“As our results indicate, we are growing deposits and putting those funds to good use. Low cost of funds in this environment has been paramount to driving net income,” said Mike Hagedorn, Chief Financial Officer. “Net interest income grew nearly 17 percent this quarter, making it just over 52 percent of total revenue. The significant balance sheet increases we experienced, even with a reduction in our net interest margin, drove our net interest income gains this quarter. We continue to focus on both sides of the balance sheet, putting on more earning assets and maintaining strong liquidity.”

As of March 31, 2009, UMB had total shareholders’ equity of $985.0 million, a 6.6 percent increase from the same period last year. For the three months ended March 31, 2009, the company repurchased 341,664 shares at an average price of $36.42 per share for a total cost of $12.4 million.

The company plans to host a conference call to discuss its first quarter financial results on April 22, 2009, at 8:30 a.m. (CDT). Interested parties may access the call by dialing U.S. (toll-free) 800.240.4186, by following the Web link to the live call: http://w.on24.com/r.htm?e=140483&s=1&k=B1CB3AF8D53A2A49B6CB6B473EDFED2B or by visiting umb.com to access the link to the live call.

A replay of the conference call may be heard until May 6, 2009, by calling U.S./Canada (toll-free) 800.405.2236 or 303.590.3000. The replay pass code required for playback is conference 11128783#. The call replay may also be accessed via the company's web site, umb.com, by visiting the Investor Relations’ area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, our ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

Non-GAAP Financial Measures:

Certain financial measures contained in this press release exclude the decrease of the liability accrual related to Visa’s covered litigation provision as well as the pre-tax gain from the mandatory redemption of a portion of the company’s Class B shares in Visa. Financial measures, which exclude the above-referenced items, have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of UMB believes that investors’ understanding of the company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Missouri, offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 138 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include a fund services group based in Milwaukee, Wisconsin, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company’s proprietary mutual funds.

NON-GAAP RECONCILIATION SCHEDULE

UMB Financial Corporation

(all dollars in thousands) (unaudited)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2009	2008

Net interest income after provision for loan losses	$69,209	$61,374
Noninterest income	68,909	84,989
Noninterest expense	106,644	99,226
Income tax provision	8,873	14,781

Net income	22,601	32,356

Adjustments
Noninterest income
Gain on mandatory redemption of Visa, Inc.
class B common stock	-	(8,875)
Noninterest expense
Covered litigation provision	-	(4,023)

Total Adjustments pre-tax	-	(12,898)
Income tax provision	-	(4,643)

After tax adjustments to GAAP	-	(8,255)

Adjusted net income	$22,601	$24,101

The above table presents the variation in net income on an as reported (GAAP) basis and excluding certain gains related to the redemption of class B common shares of Visa, Inc. and the adjustment of the covered litigation provision. The press release includes commentary that compares both GAAP and non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	March 31,
Assets	2009	2008

Loans	$4,306,769 $	4,113,809

Allowance for loan losses	(54,005)	(47,481)

Net loans	4,252,764	4,066,328

Loans held for sale	34,799	18,262
Investment Securities:
Available for sale	4,071,584	3,002,325
Held to maturity	49,240	39,502
Trading securities	36,510	27,133
Non-marketable	21,614	19,186

Total investment securities	4,178,948	3,088,146

Federal funds and resell agreements	51,834	628,857
Interest-bearing due from banks	928,471	-
Cash and due from banks	351,722	682,533
Bank premises and equipment, net	221,622	229,951
Accrued income	61,783	62,410
Goodwill	104,914	94,512
Other intangibles	17,125	15,742
Other assets	42,876	48,676

Total assets	$10,246,858	$8,935,417

Liabilities
Deposits:
Noninterest-bearing demand	$2,614,082	$2,210,944
Interest-bearing demand and savings	3,604,529	2,857,861
Time deposits under $100,000	763,723	908,510
Time deposits of $100,000 or more	694,479	559,617

Total deposits	7,676,813	6,536,932

Federal funds and repurchase agreements	1,414,239	1,299,752
Short-term debt	27,161	15,154
Long-term debt	34,759	35,029
Accrued expenses and taxes	80,107	86,894
Other liabilities	28,795	37,857

Total liabilities	9,261,874	8,011,618

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	708,044	703,429
Retained earnings	517,486	457,028
Accumulated other comprehensive income	46,475	36,136
Treasury stock	(342,078)	(327,851)

Total shareholders' equity	984,984	923,799

Total liabilities and shareholders' equity	$10,246,858	$8,935,417

Consolidated Statements of Income	UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
Interest Income	2009	2008

Loans	$52,800	$64,638
Securities:
Taxable interest	29,122	27,463
Tax-exempt interest	7,020	6,614

Total securities income	36,142	34,077
Federal funds and resell agreements	130	4,087
Interest-bearing due from banks	842	-
Trading securities	168	312

Total interest income	90,082	103,114

Interest Expense
Deposits	13,823	27,950
Federal funds and repurchase agreements	660	10,282
Short-term debt	-	92
Long-term debt	390	416

Total interest expense	14,873	38,740

Net interest income	75,209	64,374
Provision for loan losses	6,000	3,000

Net interest income after provision for loan losses	69,209	61,374

Noninterest Income
Trust and securities processing	24,899	31,231
Trading and investment banking	4,861	5,514
Service charges on deposits	20,795	20,622
Insurance fees and commissions	1,570	1,140
Brokerage fees	2,352	2,094
Bankcard fees	10,947	10,721
Gains on sale of securities available for sale, net	42	382
Gain on mandatory redemption of Visa, Inc. class B common	-	8,875
stock
Other	3,443	4,410

Total noninterest income	68,909	84,989

Noninterest Expense
Salaries and employee benefits	57,996	55,041
Occupancy, net	8,144	7,647
Equipment	12,996	13,282
Supplies and services	5,377	5,862
Marketing and business development	3,191	3,890
Processing fees	7,004	7,676
Legal and consulting	1,548	1,103
Bankcard	3,957	2,857
Amortization of other intangibles	976	721
Covered litigation provision	-	(4,023)
Other	5,455	5,170

Total noninterest expense	106,644	99,226

Income before income taxes	31,474	47,137
Income tax provision	8,873	14,781

Net income	$22,601	$32,356

Per Share Data
Net income - basic	$0.56	$0.79
Net income - diluted	0.55	0.78
Dividends	0.175	0.15
Weighted average shares outstanding	40,598,097	40,977,349

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income (Loss)	Stock	Total

Balance - January 1, 2008	$55,057	$702,914	$430,824	$12,246	$ (310,467)	$890,574
Comprehensive income
Net income	-	-	32,356	-	-	32,356
Change in unrealized gains on
securities	-	-	-	23,890	-	23,890

Total comprehensive income						52,246
Cash dividends ($0.15 per share)	-	-	(6,152)	-	-	(6,152)
Purchase of treasury stock	-	-	-	-	(18,594)	(18,594)
Issuance of equity awards	-	(728)	-	-	869	140
Recognition of equity based
compensation	-	922	-	-	-	922
Net tax benefit related to equity
compensation plans	-	142	-	-	-	142
Sale of treasury stock	-	82	-	-	45	127
Exercise of stock options	-	98	-	-	296	394

Balance – March 31,2008	$55,057	$703,429	$457,028	$36,136	$ (327,851)	$923,799

Balance - January 1, 2009	$55,057	$707,813	$502,073	$41,105	$ (331,236)	$974,811
Comprehensive income
Net income	-	-	22,601	-	-	22,601
Change in unrealized gains on
securities	-	-	-	5,370	-	5,370

Total comprehensive income						27,971
Cash dividends ($0.175 per share)	-	-	(7,188)	-	-	(7,188)
Purchase of treasury stock	-	-	-	-	(12,443)	(12,443)
Issuance of equity awards	-	(1,261)	-	-	1,393	132
Recognition of equity based
compensation	-	1,202	-	-	-	1,202
Net tax benefit related to equity
compensation plans	-	58	-	-	-	58
Sale of treasury stock	-	114	-	-	54	168
Exercise of stock options	-	119	-	-	154	273

Balance – March 31, 2009	$55,057	$708,044	$517,486	$46,475	$ (342,078)	$984,984

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended March 31,
	2009		2008

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$ 4,413,064	4.86%	$4,079,731	6.38%
Securities:
Taxable	3,685,760	3.20	2,394,220	4.61
Tax-exempt	853,703	5.18	766,409	5.21

Total securities	4,539,463	3.58	3,160,629	4.76
Federal funds and resell agreements	86,452	0.61	505,669	3.25
Interest-bearing due from banks	408,177	0.84	-	-
Trading securities	31,346	2.39	40,192	3.48

Total earning assets	9,478,502	4.02	7,786,221	5.50
Allowance for loan losses	(53,615)		(47,008)
Other assets	821,415		950,845

Total assets	$ 10,246,302		$8,690,058

Liabilities and Shareholders' Equity
Interest-bearing deposits	$ 5,197,118	1.08%	$4,344,963	2.59%
Federal funds and repurchase agreements	1,659,010	0.16	1,446,142	2.86
Borrowed funds	52,219	3.03	49,325	4.14

Total interest-bearing liabilities	6,908,347	0.87	5,840,430	2.67
Noninterest-bearing demand deposits	2,248,865		1,830,036
Other liabilities	96,252		97,964
Shareholders' equity	992,838		921,628

Total liabilities and shareholders' equity	$ 10,246,302		$8,690,058

Net interest spread		3.15%		2.83%
Net interest margin		3.39		3.50

FIRST QUARTER 2009
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Three Months Ended March 31	2009	2008

Net interest income	$75,209	$64,374
Provision for loan losses	6,000	3,000
Noninterest income	68,909	84,989
Noninterest expense	106,644	99,226
Income before income taxes	31,474	47,137
Net income	22,601	32,356
Net income per share - Basic	0.56	0.79
Net income per share - Diluted	0.55	0.78
Return on average assets	0.89%	1.50%
Return on average equity	9.23%	14.12%

At March 31

Assets	$10,246,858	$8,935,417
Loans, net of unearned interest	4,306,769	4,113.809
Securities	4,178,948	3,088,146
Deposits	7,676,813	6,536,932
Shareholders' equity	984,984	923,799
Book value per share	24.19	22.57
Market price per share	42.49	41.20
Equity to assets	9.61%	10.34%
Allowance for loan losses	$54,005	$47,481
As a % of loans	1.25%	1.15%
Nonaccrual and restructured loans	$14,648	$5,054
As a % of loans	0.34%	0.12%
Loans over 90 days past due	$6,658	$3,634
As a % of loans	0.15%	0.09%
Other real estate owned	$1,905	$310

Net loan charge-offs quarter-to-date	$4,292	$1,505
As a % of average loans	0.40%	0.15%

Common shares outstanding	40,720,210	40,932,607

Average Balances
Three Months ended March 31

Assets	$10,246,302	$8,690,058
Loans, net of unearned interest	4,413,064	4,079,731
Securities	4,539,463	3,160,629
Deposits	7,445,983	6,174,999
Shareholders' equity	992,838	921,628

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		March 31, 2009
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 8,698,421	$3,511,978 $	6,629,679 $	635,056

Colorado

UMB Bank Colorado, n. a.	932,463	534,425	735,805	155,192

Kansas

UMB National Bank of America	650,503	215,819	368,742	63,744

Arizona

UMB Bank Arizona, n. a.	88,704	75,915	29,107	8,823

Banking - Related Subsidiaries

UMB Community Development Corporation
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Scout Insurance Services, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
Scout Investment Advisors, Inc.
UMB Fund Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation
UMB Redevelopment Corporation
UMB Realty Company, LLC
Grand Distribution Services, LLC
UMB Distribution Service, LLC